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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated May 15, 2001 in this Registration Statement (Form N-1A No. 33-33231) of Brinson Financial Services Growth Fund Inc. (formerly the PaineWebber Financial Services Growth Fund Inc.).

                                              /s/ ERNST & YOUNG LLP
                                              ----------------------------------
                                              ERNST & YOUNG LLP

New York, New York
October 29, 2001